Exhibit 1.1

Yingli Green Energy Holding Company Limited

25,000,000 American Depositary Shares

Representing

25,000,000 Shares

(par value US$0.01 per share)

Underwriting Agreement

[•], 2014

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

United States

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

for themselves and as the Representatives of the several underwriters named in Schedule I attached hereto

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

United States

as one of the several underwriters named in Schedule I attached hereto

Ladies and Gentlemen:

Yingli Green Energy Holding Company Limited, an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I attached hereto (the “Underwriters”) 25,000,000 American Depositary Shares representing 25,000,000 ordinary shares, par value US$0.01 per share (the “Ordinary Shares”), of the Company and, at the election of the Underwriters, up to 3,750,000 additional American Depositary Shares representing 3,750,000 Ordinary Shares.  The 25,000,000 American Depositary Shares representing 25,000,000 Ordinary Shares to be sold by the Company are hereinafter called the “Firm ADSs,” and the 3,750,000 American Depositary Shares representing 3,750,000 additional Ordinary Shares to be sold by the Company is hereinafter called the “Optional ADSs.”  The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “ADSs.”  The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Optional ADSs are hereinafter called the

“Optional Shares,” and the Firm Shares and the Optional Shares are herein collectively called the “Shares.”

The ADSs are to be issued pursuant to a deposit agreement, dated as of June 13, 2007, as amended by Amendment No.1 to Deposit Agreement dated as of February 3, 2009 and supplemented by the Supplemental Agreement to the Deposit Agreement dated as of February 3, 2009, among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs, as supplemented and amended from time to time (the “Deposit Agreement”).  Each ADS will initially represent the right to receive one Ordinary Share deposited pursuant to the Deposit Agreement.

1                                         The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)                                     A registration statement on Form F-3 (File No. 333-191031) (the “Initial Registration Statement”), including a related base prospectus (the “Base Prospectus”) in respect of the Shares, has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, if any, each in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge after due inquiry, threatened by the Commission (any preliminary prospectus supplement filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), together with the Base Prospectus, is hereinafter called a “Preliminary Prospectus Supplement;” the various parts of the Initial Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4 hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement;” the Preliminary Prospectus Supplement relating to the Shares and the ADSs that was included in the Registration Statement, dated [•], 2014, is hereinafter called the “Pricing Prospectus Supplement;” such final prospectus supplement, in the form first filed pursuant to Rule 424(b) under the Act and together with the Base Prospectus, is hereinafter called the “Final Prospectus Supplement;” and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares and the ADSs is hereinafter called an “Issuer Free Writing Prospectus;” any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement, the Pricing Prospectus Supplement, the Pricing Disclosure Package (as defined below) or the Final Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement, the

Pricing Prospectus Supplement, the Pricing Disclosure Package or the Final Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement, the Pricing Prospectus Supplement, the Pricing Disclosure Package or the Final Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of any Preliminary Prospectus Supplement, the Pricing Prospectus Supplement, the Pricing Disclosure Package or the Final Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference;

(ii)                                  No order preventing or suspending the use of any Preliminary Prospectus Supplement or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus Supplement and each Issuer Free Writing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iii)                               For the purposes of this Agreement, the “Applicable Time” is [•] a./p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus Supplement as supplemented by those Issuer Free Writing Prospectuses and other documents listed in Schedule II attached hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II attached hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus Supplement and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv)                              The Registration Statement conforms, and the Final Prospectus Supplement and any further amendments or supplements to the Registration Statement or the Final Prospectus Supplement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Final Prospectus Supplement and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(v)                                 A registration statement on Form F-6 (File No. 333-142852) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; a post-effective amendment to the registration statement on Form F-6 was filed with the Commission on February 25, 2009 and was withdrawn on March 2, 2009; another post-effective amendment to the registration statement on Form F-6 was filed with the Commission on March 2, 2009; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement and any amendment thereto, including all exhibits thereto, each as amended at the time such part of the registration statement or amendment thereto became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi)                              A registration statement on Form 8-A (File No. 001-33469) in respect of the registration of the Shares and the ADSs under the Exchange Act, has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii)                           Neither the Company nor any of its Subsidiaries (as defined in subsection 1(a)(viii) below) has sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Final Prospectus Supplement any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing

Disclosure Package and the Final Prospectus Supplement; and, since the respective dates as of which information is given in the Pricing Disclosure Package and the Final Prospectus Supplement, there has not been any change in the share capital and long-term debt or material adverse change in short-term debt of the Company or any of its Subsidiaries or any other material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, or results of operations of the Company and its Subsidiaries (a “Material Adverse Change”), otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Final Prospectus Supplement;

(viii)                        (A) The Company has been duly incorporated and is validly existing as a company in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Final Prospectus Supplement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; (B) the Company does not own or control, directly or indirectly, any significant subsidiary as defined under Rule 1-02 of Regulation S-X under the Exchange Act other than the subsidiaries set forth in the Pricing Disclosure Package and the Final Prospectus Supplement (the “Subsidiaries”); (C) each Subsidiary has been duly incorporated or organized, is validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, and has the power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Final Prospectus Supplement and has been duly qualified as a foreign corporation for the transaction of business and is, to the extent applicable, in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(ix)                              Each of the Company and its Subsidiaries has good and marketable title to all personal property owned by it, and has good and valid title to all real property or the beneficial interests in and the right to transfer, lease and mortgage the land use rights and building ownership rights over all of the real properties as owned by it, in each case free and clear of all liens, charges, encumbrances, and defects, except such as are described in the Pricing Disclosure Package and the Final Prospectus Supplement or that would not, individually or in the aggregate, result in a Material Adverse Change; each lease to which any of the Company or its Subsidiaries is a party is legal, valid, binding and enforceable in accordance with its terms and, to the best of its knowledge, against the other parties thereto, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity, and no material default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or any of its Subsidiaries has occurred and is continuing under any such lease; the use of any premises occupied by the Company or any of its Subsidiaries is in accordance with that provided for by the lease, land use rights, tenancy, license, concession or agreement of whatsoever nature relating to such occupation and the relevant above entity has observed and performed the terms and conditions thereof on the part of the tenant to be observed and performed, except as described in the Pricing Disclosure Package and the Final Prospectus Supplement or that would not, individually or in the aggregate, result in a Material Adverse Change; and none of the Company and any of its Subsidiaries has received any claim for liabilities in respect of any properties previously occupied by it or in which it owned or held any interests, including without limitation, leasehold premises assigned, surrendered or otherwise disposed of;

(x)                                 Except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, the Company and its Subsidiaries maintain insurance covering their respective properties and product liabilities as the Company and its Subsidiaries reasonably deem adequate in accordance with customary industry practice; such insurance insures against such losses and risks to an extent which is adequate to protect the Company and its Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Time of Delivery (as defined in Section 3 hereof) and each additional Time of Delivery, if any; neither the Company nor any of its Subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of its Subsidiaries, pending, to the knowledge of the Company after due inquiry, threatened or outstanding and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid;

(xi)                              None of the Company and any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Pricing Disclosure Package and the Final Prospectus Supplement, the Final Prospectus Supplement or any Issuer Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement;

(xii)                           The Company and its Subsidiaries have all necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all governmental agencies to own, lease, license and use its properties and assets and conduct its business in the manner described in the Pricing Disclosure Package and the Final Prospectus Supplement, except where the lack of which would not, individually or in the aggregate, result in a Material Adverse Change or except as described in the Pricing Disclosure Package and the Final Prospectus Supplement, and such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits contain no material restrictions or conditions not described in the Pricing Disclosure Package and the Final Prospectus Supplement; and except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, neither the Company nor any of its Subsidiaries has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Company and its Subsidiaries are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits, except where the lack of which would not, individually or in the aggregate, result in a Material Adverse Change;

(xiii)                        Except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, neither the Company nor any of its Subsidiaries has been or is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body or any stock exchange authorities (“Governmental Agency”) in the PRC, the Cayman Islands, or any other jurisdiction where it was incorporated or operates, (C) in violation of its constituent documents or (D) in default in the performance or observance of any obligation, agreement, covenant (financial or otherwise) or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, with respect to (A), (B) or (D) above, where any breach or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(xiv)                       Except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, the Company and its Subsidiaries have obtained all necessary written consents, confirmations and/or waivers from the banks in connection with actual or potential breaches by the Company or its Subsidiaries as of the date hereof of certain financial covenants in loan agreements as described in Schedule III attached hereto.  The consents, confirmations and/or waivers have been obtained in compliance with the terms of the relevant loan agreements and applicable laws. Except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, such actual or potential breaches have been duly cured or otherwise deemed to be waived by such consents, confirmations and/or waivers, and (A) none of the Company and its Subsidiaries is in breach of any other covenants or provisions under the relevant loan agreements, leases or other agreement or instrument, and (B) there are no other loan agreements, leases or other agreement or instrument outstanding to which any of the Company and its Subsidiaries is a party or by which any of the Company and its Subsidiaries may be bound whereby a failure to obtain a similar written consent, confirmation and/or waiver would lead to an event of default under such agreement or instrument or trigger any prepayment, cross default or any other obligations on any of the Company and its Subsidiaries under the terms of the relevant agreement or instrument except in each case above as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(xv)                          The Company has an authorized and paid-in capitalization as set forth in the Pricing Disclosure Package and the Final Prospectus Supplement, and all of the issued share capital of the Company, have been duly and validly authorized and issued, and are fully paid and non-assessable and all of the issued Ordinary Shares conform in all material respects to the description of the Ordinary Shares contained in the Pricing Disclosure Package and the Final Prospectus Supplement; and all of the issued share capital of each Subsidiary have been duly and validly authorized and issued, are fully paid and, to the extent applicable, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, and the registered capital of each of the Subsidiaries established in the PRC (the “PRC Subsidiaries”) has been fully paid in accordance with the relevant PRC laws, rules and regulations and its articles of association;

(xvi)                       (A) The Company duly and validly owns the equity interest of Baoding Tianwei Yingli New Energy Resources Co., Ltd. (“Tianwei Yingli”), Yingli Green Energy (International) Holding Company Limited (“Yingli International”) and Cyber Power Group Limited (“Cyber Power”) in the respective percentages set forth in the Form 20-F dated as of April 11, 2014 incorporated by reference in the Pricing Prospectus Supplement under the caption “Organizational Structure,” free and clear of all liens, encumbrances, equities or claims; other than the share capital of Tianwei Yingli, Yingli International and Cyber Power, the Company does not directly own any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; and (B) the equity interest of each Subsidiary is duly and validly owned by its respective shareholders in the respective percentages set forth in the Form 20-F dated as of April 11, 2014 incorporated by reference in the Pricing Prospectus Supplement under the caption “Organizational Structure,” free and clear of all liens, encumbrances, equities or claims;

(xvii)                    The holders of outstanding Ordinary Shares are not entitled to preemptive or other rights to acquire the Shares or the ADSs; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of share capital of the Company except as set forth in the Pricing Prospectus Supplement under the captions “Capitalization” and “Underwriting,” in the Pricing Prospectus Supplement under the caption “Description of Share Capital,” and in the Form 20-F dated as of April 11, 2014 incorporated by reference in the Pricing Prospectus Supplement under the captions “Compensation of Directors and Executive Officers — 2006 Stock Incentive Plan,” “History and Development of the Company” and “Major Shareholders and Related Party Transactions;” the Shares, when issued and delivered against payment thereof, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the respective accounts of the several Underwriters and to the extent described in the Pricing Prospectus Supplement the initial purchasers thereof; and there are no restrictions on subsequent transfers of the ADSs except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement under the captions “Description of Share Capital,” “Description of American Depositary Shares” and “Underwriting;” there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from Tianwei Yingli, or obligation of Tianwei Yingli to issue equity shares or other class of capital stock of Tianwei Yingli, except as set forth in the Form 20-F dated as of April 11, 2014 incorporated by reference in the Pricing Prospectus Supplement under the caption “History and Development of the Company;”

(xviii)                 Except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, (A) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or shares of any other share capital of or other equity interests in the Company or Tianwei Yingli and (B) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the ADSs;

(xix)                       The Shares to be issued underlying the ADSs to be sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Ordinary Shares contained in the Final Prospectus Supplement;

(xx)                          Except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(xxi)                       This Agreement has been duly authorized, executed and delivered by the Company;

(xxii)                    The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Prospectus Supplement;

(xxiii)                 All dividends and other distributions declared and payable on the share capital of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary in United States dollars or any other currency that may be converted into United States dollars and freely transferred out of the Cayman Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) in the Cayman Islands;

(xxiv)                Each of the Subsidiaries is currently not prohibited, directly or indirectly, from paying any dividends or other distributions to the Company in United States dollars or any other currency that may be converted into United States dollars and freely transferred out of the relevant jurisdiction, except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement; except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, (A) dividends declared with respect to after-tax retained earnings on the equity interests of the PRC Subsidiaries may under the current laws and regulations of the PRC be paid to the Company in U.S. dollars, and (B) all dividends and other distributions made by the Subsidiaries will not be subject to material withholding or other taxes under the relevant laws and regulations and are otherwise free and clear of any other material tax, withholding or deduction and without the necessity of obtaining any Governmental Authorization in the relevant jurisdictions;

(xxv)                   The issue and sale of the Shares to be sold by the Company hereunder, the deposit of the Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs, the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) result in any violation of the provisions of the constituent documents of the Company or any of its Subsidiaries or (C) result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets;

(xxvi)                No consent, approval, authorization, order, registration, clearance or qualification of or with any Governmental Agency is required for the issue and sale of the Shares or the ADSs, for the deposit of the Shares being deposited with the Depositary against issuance of ADRs evidencing the ADSs to be delivered or for the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the registration under the Act of the Shares and the ADSs and listing of the ADSs on the New York Stock Exchange (“NYSE”), (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you, (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the Cayman Islands and the United States in connection with the purchase and distribution of the Shares and ADSs by or for the respective accounts of the several Underwriters and (D) such Government Authorizations as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement;

(xxvii)             All issued and outstanding ADSs representing the Ordinary Shares have been approved for listing on the NYSE and are duly listed on the NYSE;

(xxviii)          Neither the Company nor any of its Subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined;

(xxix)                No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes (other than taxes imposed on the net income or gain of an Underwriter due to the Underwriter being organized, tax resident or having a permanent establishment in the relevant taxing jurisdiction) are payable by or on behalf of the Underwriters to the government of the Cayman Islands or the PRC, or any political subdivision or taxing authority thereof or therein in connection with: (A) the deposit with the Depositary of the Shares by the Company against the issuance of ADRs evidencing the ADSs, (B) the sale and delivery by the Company of the Shares and the ADSs to or for the

respective accounts of the several Underwriters or (C) the sale and delivery by the Underwriters of the Shares and the ADSs to the initial purchasers thereof in the manner contemplated by this Agreement;

(xxx)                   Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the ADSs;

(xxxi)                The statements set forth in the Pricing Prospectus Supplement under the captions “Description of Share Capital” and “Description of American Depositary Shares,” insofar as they purport to constitute a summary of the terms of the Ordinary Shares and the ADSs, respectively, and in the Pricing Prospectus Supplement under the captions “Taxation” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute accurate, complete and fair summaries regarding the matters described therein in all material respects;

(xxxii)             Except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, there are no legal, arbitration, administrative or governmental proceedings (including, without limitation, governmental investigations or inquiries) pending to which the Company or any of its Subsidiaries or the Company’s directors and executive officers is a party or of which any property of the Company or any of its Subsidiaries is the subject (A) that, if determined adversely to the Company or any of its Subsidiaries or the Company’s directors and executive officers, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, or (B) that are required to be described in the Pricing Disclosure Package and the Final Prospectus Supplement and are not so described; and to the Company’s knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xxxiii)          The Company is not, and after giving effect to the offering and sale of the Shares and ADSs and the application of the proceeds thereof will not be, an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxiv)         Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder;

(xxxv)            The Registration Statement, the Pricing Prospectus Supplement, the Final Prospectus Supplement, any Issuer Free Writing Prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Pricing Prospectus Supplement,

the Final Prospectus Supplement, any Issuer Free Writing Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(xxxvi)         (A) Each of the Company and its Subsidiaries owns, possesses, licenses or has other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Pricing Disclosure Package and the Final Prospectus Supplement (collectively, the “Intellectual Property”); (B) all copyrights owned or licensed by the Company or any of its Subsidiaries are enforceable or valid; (C) neither the Company nor any of its Subsidiaries has received any notice of violation or conflict with (and neither the Company nor any of its Subsidiaries knows of any basis for violation or conflict with) rights of others with respect to the Intellectual Property; (D) there are no pending or, to the Company’s knowledge after due inquiry, threatened actions, suits, proceedings or claims by others that allege the Company or any of its Subsidiaries is infringing any Intellectual Property or other proprietary right, except where the actions, suits, proceedings or claims would not, individually or in the aggregate, result in a Material Adverse Change; (E) the discoveries, inventions, products or processes of the Company and its Subsidiaries referenced in the Pricing Disclosure Package and the Final Prospectus Supplement do not violate or conflict with any intellectual property or proprietary right of any third person, or any discovery, invention, product or process that is the subject of a patent application filed by any third person; and (F) the Company and its Subsidiaries are not in breach of, and have complied in all material respects with the terms of, any license or other agreement relating to the Intellectual Property, except where such breach would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(xxxvii)      There are no contracts or other documents required to be described in or filed as an exhibit to the Registration Statement other than those described in or filed as an exhibit to the Registration Statement;

(xxxviii)   The Company believes that it was not a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for the taxable year 2013, and does not expect to become a PFIC for the current taxable year or in the future;

(xxxix)         The Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(xl)                              The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(xli)                           The Company is not, and was not, at the time of filing the Initial Registration Statement, an “ineligible issuer,” as defined in Rule 405 under the Act;

(xlii)                        KPMG, who have certified certain financial statements of the Company and its Subsidiaries, are independent public accountants of the Company as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the United States Public Company Accounting Oversight Board;

(xliii)                     Except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its Subsidiaries and any director or executive officer of the Company or any of its Subsidiaries or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any of its Subsidiaries on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement;

(xliv)                    The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements of the Company and its Subsidiaries in conformity with generally accepted accounting principles in the United States (“US GAAP”); (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company and its Subsidiaries have made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity;

(xlv)                       The Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; all material weaknesses, if any, in the Company’s internal control over financial reporting have been identified to the Company’s independent auditors; since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Final Prospectus Supplement, there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established;

(xlvi)                    The statements set forth in the Form 20-F dated as of April 11, 2014 incorporated by reference in the Pricing Prospectus Supplement under the caption “Controls and Procedures” insofar as they purport to describe the internal control of the Company and its Subsidiaries are true, accurate, complete and fair summaries in all material respects;

(xlvii)                 Except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, neither the Company nor any of its Subsidiaries has any material obligation to provide retirement, health care, death or disability benefits to any of the present or past employees of the Company or any of its Subsidiaries, or to any other person;

(xlviii)              No material labor dispute, work stoppage, slow-down or other conflict with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened;

(xlix)                    The section entitled “Critical Accounting Policies” in the Form 20-F dated as of April 11, 2014 incorporated by reference in the Pricing Prospectus Supplement truly, accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company and Tianwei Yingli’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent public accountants with regard to such disclosure;

(l)                                     Since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Final Prospectus Supplement, neither the Company nor any of its Subsidiaries has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Company and its Subsidiaries and that are not otherwise disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement;

(li)                                  The section entitled “Item 5.B. Liquidity and Capital Resources” in the Form 20-F dated as of April 11, 2014 incorporated by reference in the Pricing Prospectus Supplement accurately and fully describes all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur;

(lii)                               None of the Company and any of its Subsidiaries is engaged in any material transactions with its directors, officers, management, shareholders, or any other affiliate, including any persons who formerly held positions as directors, officers, managers and/or shareholders, on terms that are not available from unrelated third parties on an arm’s-length basis;

(liii)                            No holder of any of the Shares or the ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or ADSs; and except as set forth in the Pricing Disclosure Package and the Final Prospectus Supplement, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities;

(liv)                           The audited consolidated annual financial statements (and the notes thereto) of the Company, respectively, included in the Pricing Disclosure Package and the Final Prospectus Supplement fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods presented thereby (other than as described therein);

(lv)                              Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representatives of the holders of the ADRs in a direct suit, action or proceeding against the Company;

(lvi)                           All amounts payable by the Company under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or the PRC or any authority thereof or therein (except such income taxes as may otherwise be imposed by the Cayman Islands or the PRC on payments hereunder to an Underwriter whose net income is subject to tax by the Cayman Islands or the PRC or withholding, if any, with respect to any such net income tax) nor are any taxes imposed in the Cayman Islands or the PRC on, or by virtue of the execution or delivery of, such documents;

(lvii)                        All returns, reports or filings which ought to have been made by or in respect of the Company and its Subsidiaries for taxation purposes as required by the law of the jurisdictions where the Company and its Subsidiaries are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any dispute with the relevant tax, revenue or other appropriate authorities except in each case as would not reasonably be expected to result in a Material Adverse Change; all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto, required to be paid by the Company and its Subsidiaries have been paid in full, except for any such taxes that are being contested in good faith and for which adequate reserves have been provided or where the failure to pay such taxes would not reasonably be expected to result in a Material Adverse Change; the provisions included in the audited consolidated financial statements as set out in the Pricing Disclosure Package and the Final Prospectus Supplement included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its Subsidiaries has received written notice of any material tax deficiency with respect to the Company or any of its Subsidiaries;

(lviii)                     The Company has provided or made available to you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its Subsidiaries to any director or executive officer of the Company or any of its Subsidiaries; and since December 31, 2013, none of the Company or its Subsidiaries has, directly or indirectly, including through any of its Subsidiaries: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of its Subsidiaries, or any family member or affiliate of any director or executive officer, which loan was outstanding on December 31, 2013, that (x) is outstanding on the date hereof and (y) constitutes a violation of any applicable law or regulation;

(lix)                           All operating and other Company data disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement as of their respective dates are true, accurate and fairly presented;

(lx)                              Any statistical and market-related data included in the Pricing Disclosure Package and the Final Prospectus Supplement and the Final Prospectus Supplement are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required;

(lxi)                           The application of the net proceeds from the offering of ADSs, as described in the Final Prospectus Supplement, will not (A) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its Subsidiaries, (B) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Subsidiaries or (C) contravene or violate the terms or provisions of any Governmental Authorization applicable to the Company or any of its Subsidiaries;

(lxii)                        There are no contracts, agreements or understandings between the Company and any person other than the Underwriters that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares and the ADSs hereunder;

(lxiii)                     The choice of law set forth in Section 20 hereof as the governing law of this Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands.  The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in U.S. courts against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands; under the laws of the PRC, the choice of law provisions set forth in Section 20 hereof will be recognized by the courts of the PRC and any judgment obtained in any New York Court (as defined in Section 14 hereof) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments;

(lxiv)                    None of the Company, any of its Subsidiaries or their respective affiliates, and, to the best knowledge of the Company after due inquiry, no director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries or their respective affiliates, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to a political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”); or made any unlawful bribe, payoff, influence payment, kickback, payment or rebate;  The Company, its Subsidiaries and their respective affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(lxv)                       Each of the Company and its affiliates that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with, any applicable rules and regulations of the relevant PRC governmental agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;

(lxvi)                    (i) None of the Company or its Subsidiaries, affiliates, employees, agents and directors or officers: (a) does or plans to conduct or otherwise get involved with any material transactions with or involving the government of, or any person or entity located in any country targeted by, or any person or entity, targeted by, any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”) or other government administered sanctions (the “Additional Sanctions”). The Additional Sanctions include restrictive measures applied by the European Union in pursuit of the Common Foreign and Security Policy objectives set out in the Treaty on European Union, any similar sanctions laws as may be enacted from time to time by the U.S., the European Union (and its Member States) or the Security Council or any other legislative body of the United Nations, and any corresponding laws of jurisdictions in which the Company or its Subsidiaries operates; or (b) supports or facilitates or plans to support or facilitate or otherwise get involved with any such material transactions; (ii) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or Additional Sanctions or the laws authorizing such promulgation) by any such government, entity or person; (iii) the proceeds from the offering of the Shares and ADSs contemplated hereby will not be used, directly or indirectly, to fund any operations in or involving, to finance any investments, projects or activities in or involving, or to make any payments to, any country targeted by any of such economic sanctions or Additional Sanctions, or to make any payments to, or finance any investments, projects or activities with or involving, any person so targeted or any person in a country so targeted; and (iv) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares and ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause (iii) of this paragraph or in the Pricing Disclosure Package and the Final Prospectus Supplement;

(lxvii)                 The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of  the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(lxviii)              Each of the Company and each of the Company’s directors that signed the Initial Registration Statement is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Initial Registration Statement and each director has confirmed that he or she understands such legal advice;

(lxix)                    Except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, the issuance and sale of the Shares and ADSs, the listing and trading of the ADSs on the New York Stock Exchange or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is not and will not be, as of the date hereof or at each Time of Delivery (as defined in Section 3 hereof), adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”);

(lxx)                       Except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, as of the date of the Pricing Prospectus Supplement and as of the date hereof, the M&A Rules did not and do not apply to the issuance and sale of the Shares and ADSs, the listing and trading of the ADSs on the New York Stock Exchange, or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement;

(lxxi)                    Except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, the Company and its Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of its Subsidiaries hold all permits, authorizations and approvals required under Environmental Law (as defined below) except where the lack of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change; except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any of its Subsidiaries under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Law except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, neither the Company nor any of its Subsidiaries (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the Company’s knowledge after due inquiry, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or, to the Company’s knowledge after due inquiry, threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(lxxii)                 Except as disclosed in the Pricing Disclosure Package and the Final Prospectus Supplement, neither the Company nor any of its Subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses;

(lxxiii)              There are no affiliations or associations between any member of the Financial Industry Regulations Authority (“FINRA”) and the Company; there are no affiliations or associations between (A) any member of the FINRA and (B) any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission;

(lxxiv)             There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Pricing Disclosure Package and the Final Prospectus Supplement which have not been described as required; and

(lxxv)                The Company is in compliance in all material respects with all applicable obligations and duties imposed on it by the Sarbanes-Oxley Act.

In addition, any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.

2                                         Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per ADS of US$[•], the number of Firm ADSs as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I attached hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 3,750,000 Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm ADSs.  Any such election to purchase Optional ADSs may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery (as defined in Section 3 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

The option with respect to the Optional ADSs granted hereunder may be exercised only to cover over-allotments in the sale of the Firm ADSs by the Underwriters.  The Underwriters may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.

3                                         (a) The ADSs to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ notice to the Company prior to an applicable Time of Delivery (as defined below) (the “Notification Time”), shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account(s) specified by the Company to the Representatives at least forty eight hours in advance of such Time of Delivery. The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on [•], 2014 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs,

9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery,” such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 7(r) hereof, will be delivered at the offices of Davis Polk & Wardwell, 18th Floor, The Hong Kong Club Building, 3A Chater Road, Hong Kong (the “Closing Location”), and the ADSs will be delivered as specified in subsection (a) above, all at such Time of Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., Hong Kong time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

4                                         The Company agrees with each of the Underwriters:

(i)                                     To prepare the Final Prospectus Supplement in a form approved by you and to file such Final Prospectus Supplement pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Final Prospectus Supplement prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Final Prospectus Supplement has been filed and to furnish you copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus Supplement or other prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus Supplement, the Final Prospectus Supplement or any Issuer Free Writing Prospectus or for additional information; in the event of such request for amendment or supplement, to provide you and your counsel copies of any proposed amendment or supplement for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement unless approved by you; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus Supplement or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(ii)                                  The Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall have become effective, or any supplement to the Final Prospectus Supplement shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Pricing Disclosure Package or the Final Prospectus Supplement or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus Supplement, the Pricing Prospectus Supplement, any Issuer Free Writing Prospectus or the Final Prospectus Supplement, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act.  The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued;

(iii)                               Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(iv)                              Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Final Prospectus Supplement in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Final Prospectus Supplement in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Final Prospectus Supplement as then amended or supplemented would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made when such Final Prospectus Supplement (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Final Prospectus Supplement in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Final Prospectus Supplement or a supplement to the Final Prospectus Supplement which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Final Prospectus Supplement, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Final Prospectus Supplement complying with Section 10(a)(3) of the Act;

(v)                                 To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), a consolidated earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(vi)                              During the period beginning from the date of the Final Prospectus Supplement and continuing to and including the date 90 days after the date of the Final Prospectus Supplement (the “Lock-Up Period”), without prior written consent of the Representatives, not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), except as provided hereunder, (A) any ADSs or ordinary shares or securities of the Company that are substantially similar to the ADSs or ordinary shares, including but not limited to any options or warrants to purchase ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or ordinary shares or any such substantially similar securities; and (B) any ordinary shares of Company’s Subsidiaries or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive such ordinary shares or such depositary shares or depositary receipts or any such substantially similar securities, except that the foregoing restrictions shall not apply to: (x) the ADSs and the Shares underlying such ADSs to be sold under this Agreement and (y) grants of options and restricted shares made pursuant to the Company’s share incentive plan existing on the date of this Agreement, which is described in the Pricing Disclosure Package and the Final Prospectus Supplement and the filing of a Registration Statement on Form S-8 by the Company with the Commission with respect to the Ordinary Shares underlying grants made under such plan; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; and the Company will provide the Representatives with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(vii)                           During the Lock-Up Period, to cause each of its Subsidiaries not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), except as provided hereunder and under this Agreement: (A) any ADSs or ordinary shares or any securities of the Company that are substantially similar to the ADSs or ordinary shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or ordinary shares or any such substantially similar securities; and (B) any ordinary shares of any of the

Company’s Subsidiaries or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive such ordinary shares or such depositary shares or depositary receipts or any such substantially similar securities, without prior written consent of the Representatives; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces, that it will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; and the Company will provide the Representatives with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(viii)                        To furnish to its shareholders within such period required by the Exchange Act after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries prepared in conformity with US GAAP and certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail;

(ix)                              During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that the Company may satisfy the requirements of this subsection by timely making such reports, communications or information publicly available on its website or the Commission’s EDGAR website;

(x)                                 To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in all material respects in the manner specified in the Pricing Disclosure Package and the Final Prospectus Supplement under the caption “Use of Proceeds” and in compliance with (x) any applicable laws, rules and regulations of any Governmental Agency having jurisdiction over the Company or its Subsidiaries and (y) the provisions of the constituent documents of the Company or any of its Subsidiaries and any of the terms or provisions of any agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; the Company will not use any of the proceeds from the offering of the ADSs contemplated hereby to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC or other government administered sanctions; and the Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence;

(xi)                              Prior to each Time of Delivery to deposit Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Time of Delivery;

(xii)                           Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares and the ADSs;

(xiii)                        To use its best efforts to include for listing the Shares and ADSs on the NYSE;

(xiv)                       To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(xv)                          If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(xvi)                       Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trade marks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(xvii)                    To indemnify and hold each of the Underwriters harmless against any documentary, stamp, issuance, transfer or similar taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and sale of the Shares and ADSs by the Company to the Underwriters and the execution and delivery of this Agreement;

(xviii)                 To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(xix)                       Prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its Subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its Subsidiaries, or the offering of the ADSs, without your prior consent, except as required by law;

(xx)                          Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares or ADSs, in each case other than the Final Prospectus Supplement;

(xxi)                       To furnish to the Representatives one copy and one copy for United States counsel to the Underwriters of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto, and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(xxii)                    To furnish to you as early as practicable prior to the Time of Delivery and any additional Time of Delivery, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and its subsidiaries which have been read by the Company’s independent public accountants, as stated in their letter to be furnished pursuant to Section 7(j) hereof;

(xxiii)                 To comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with provisions of the Sarbanes-Oxley Act;

(xxiv)                To comply with, and to procure its Subsidiaries to comply with, all obligations, agreements, covenants (financial or otherwise) or conditions, unless otherwise duly waived in writing, contained in any indenture, mortgage, deed of trust, loan agreement, financing document, lease or other agreement or instrument to which any of the Company or its Subsidiaries is a party or by which any of the Company or its Subsidiaries or any of its respective properties may be bound, including but not limited to, (i) the loan agreement between Yingli Energy (China) Company Ltd. (“Yingli China”) and a PRC commercial bank with the amount of US$110 million due on April 22, 2014 (the “2014 Yingli China Loan I”), (ii) the loan agreement between Yingli China and a PRC commercial bank with the amount of US$55 million due on April 22, 2014 (the “2014 Yingli China Loan II”), (iii) the loan agreement between Hengshui Yingli New Energy Resources Co., Ltd. (“Hengshui Yingli”) and a PRC commercial bank with the amount of US$10 million due on May 30, 2014 (the “2014 Hengshui Yingli Loan”), (iv) the loan agreement between Tianjin Yingli and a PRC commercial bank with the amount of RMB350 million due on October 28, 2019, and (iv) the loan agreement between Tianjin Yingli and a PRC commercial bank with the amount of US$100 million due on October 28, 2019; and

(xxv)                   To procure (i) Yingli China to repay the 2014 Yingli China Loan I and the 2014 Yingli China Loan II on or before April 22, 2014; (ii) Hengshui Yingli to repay the 2014 Hengshui Yingli Loan on or before May 30, 2014, and (iii) Yingli China to repay the loan from a PRC commercial bank with the amount of US$20 million on or before August 24, 2014.

5                                         (a)                                 The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares and the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares and the ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule II attached hereto;

(b)                                 The Company represents that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Pricing Disclosure Package or the Final Prospectus Supplement or would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

6                                         The Company covenants and agrees with each of the several Underwriters that the Company will pay or cause to be paid (i) all the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares and ADSs and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus Supplement, any Issuer Free Writing Prospectus and the Final Prospectus Supplement and amendments or supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and to dealers, (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Deposit Agreement, any dealer agreements, any powers of attorney, any closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the ADSs, (iii) all expenses in connection with the qualification of the Shares and the ADSs for offering and sale under state or foreign securities laws as provided in Section 4 hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky surveys or legal investment surveys, (iv) all fees and expenses in connection with the application for including the ADSs for quotation on NYSE and any registration thereof under the Exchange Act, (v) all fees and expenses in connection with any required review by the FINRA of the terms of the sale of the Shares and the ADSs, including the fees and disbursements of counsel for the Underwriters in connection with such FINRA matters, (vi) the fees and disbursements of any transfer agent or registrar for the Shares and the ADSs, (vii) all the costs and expenses relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the ADSs to prospective investors, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, accommodation and meal expenses, and other road show expenses incurred by the officers of the Company, any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the costs and expenses of qualifying the ADSs for inclusion in the book-entry settlement system of the DTC, (ix) all expenses and taxes arising as a result of the deposit by the Company with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the Company, and of the sale and delivery of the ADSs and the Shares by the Company to or for the respective accounts of the Underwriters and of the sale and delivery of the ADSs and the Shares by the Underwriters to each other, (x) the fees and expenses of the Depositary as agreed by the Company and the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters in connection with the initial purchase of ADSs), (xi) the fees and expenses of the Authorized Agent (as defined in Section 14 hereof), (xii) the cost of preparing the ADRs, and (xiii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section.

7                                         The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their reasonable discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Final Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4 hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Final Prospectus Supplement or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 Davis Polk & Wardwell, United States counsel to the Underwriters, shall have furnished to you such written opinion and letter, dated such Time of Delivery, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Commerce & Finance Law Office, PRC counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the same matters covered in subsection (e) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)                                 Simpson Thacher and Bartlett LLP, United States and Hong Kong counsel to the Company, shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit A and Exhibit D attached hereto;

(e)                                  Fangda Partners, PRC counsel to the Company, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibit B attached hereto.

(f)                                   Conyers Dill & Pearman, Cayman Islands and BVI counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibit C attached hereto.

(g)                                  Ziegler, Ziegler & Associates LLP, counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibit E attached hereto.

(h)                                 BTU SIMON, German counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibit F attached hereto.

(i)                                     Potter & Anderson, Delaware counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibit G attached hereto.

(j)                                    On the date of the Final Prospectus Supplement at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, (i) KPMG shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I attached hereto, and (ii) the Chief Financial Officer of the Company shall have furnished to you an officer’s certificate with respect to certain data contained in the Pricing Disclosure Package and the Final Prospectus Supplement, as applicable, dated the date hereof and each Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex II attached hereto;

(k)                                 No Preliminary Prospectus Supplement, Pricing Prospectus Supplement, Issuer Free Writing Prospectus or Final Prospectus Supplement or amendment or supplement to the Registration Statement, the Preliminary Prospectus Supplement, the Pricing Prospectus Supplement or the Final Prospectus Supplement shall have been filed to which you shall have objected in writing;

(l)                                     (A) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Final Prospectus Supplement any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Final Prospectus Supplement, and (B) since the respective dates as of which information is given in the Pricing Disclosure Package and the Final Prospectus Supplement there shall not have been any change in the share capital, short- or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Final Prospectus Supplement, the effect of which, in any such case described in clause (A) or (B), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Final Prospectus Supplement;

(m)                             On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq, the NYSE, The Stock Exchange of Hong Kong Limited or the London Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities in New York, London, Hong Kong, the PRC or the Cayman Islands declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands; (iv) a change or development involving a prospective change in taxation affecting the Company, any of its Subsidiaries or the Shares or the ADSs or the transfer thereof; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Governmental Agency materially affecting the business or operations of the Company or its Subsidiaries; (vi) the outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands or the declaration by the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands of a national emergency or war; or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom, Hong Kong, the PRC, the Cayman Islands or elsewhere, if the effect of any such event specified in clauses (v), (vi) or (vii), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Final Prospectus Supplement;

(n)                                 The ADSs to be sold pursuant to this Agreement at such Time of Delivery shall have been approved for listing on the NYSE and shall have been duly listed on the NYSE;

(o)                                 The Depositary shall have furnished or caused to be furnished to you at such Time of Delivery certificates satisfactory to you evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered pursuant to this Agreement at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement;

(p)                                 Each party set forth in Annex III attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) substantially in the form of the Lock-Up Agreement applicable to such party attached hereto as Annex IV;

(q)                                 The Company shall have complied with the provisions of Section 4(v) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of this Agreement;

(r)                                    The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, including, without limitation, certificates of officers of the Company satisfactory to you with respect to the memorandum and articles of association and other organizational documents of the Company, all resolutions of the board of directors of the Company and other corporate actions relating to this Agreement and the authorization, issue and sale of the Shares and ADSs and the incumbency and specimen signatures of signing officers, and the Company shall have furnished certificates as to the matters set forth in subsections (a), (l) and (s) of this Section, and as to such other matters as you may reasonably request;

(s)                                   There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency before any Governmental Agency, in each case with due authority, against or involving any party hereto and to the Deposit Agreement, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under the PRC laws, rules and regulations, the issuance and sales of the Shares and ADSs, the listing and trading of the ADSs on the NYSE or the transactions contemplated by this Agreement and the Deposit Agreement; and

(t)                                    There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in the judgment of the Representatives would make it inadvisable to proceed with the public offering or the delivery of the Shares and the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement.

8                                         (a)                                 The Company will, jointly and severally, indemnify and hold harmless each of the Underwriters against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus Supplement or the Final Prospectus Supplement, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any challenge to the compliance, legality or legitimacy of the issuance and sale of the shares and the ADSs, the listing and trading of the ADSs on the NYSE or the transactions contemplated by this Agreement and the Deposit Agreement under the PRC laws, rules and regulations or otherwise, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to clause (i) of this paragraph, the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus Supplement or the Final Prospectus Supplement, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)                                 Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company becomes subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus Supplement or the Final Prospectus Supplement, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus Supplement or the Final Prospectus Supplement, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the ADSs.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus Supplement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and to each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9                                         (a)                                 If any Underwriter shall default in its obligation to purchase the ADSs which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein.  If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such ADSs, or the Company notifies you that they have so arranged for the purchase of such ADSs, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus Supplement, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Final Prospectus Supplement which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b)                                 If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such

Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase, and of the Company to sell, the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution agreements in Sections 8 and 15 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default. For the avoidance of doubt, if an Underwriter fails to purchase the ADSs at a Time of Delivery because any condition specified in Section 7 hereof is not satisfied, such failure shall not constitute a default under this Section 9.

10                                  The respective indemnities and contribution provisions in Section 8, and the agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the ADSs.

11                                  (a)                                 This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)                                 If you elect to terminate this Agreement as provided in this Section 11, the Company and each other Underwriter shall be notified promptly in writing.

(c)                                  If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 6, 8 and 15 hereof; but, if for any other reason, the ADSs are not delivered by or on behalf of the Company as provided herein, the Company will, upon the occurrence of such failure to complete the sale and delivery of the ADSs, promptly (and, in any event, not later than 30 days), jointly and severally, reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you which approval shall not be unreasonably withheld, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the ADSs not so delivered except as provided in Sections 6, 8 and 15 hereof.

12                                  In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you on behalf of the Underwriters.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, United States, Attention: Legal Department; and Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: General Counsel; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Yingli Green Energy Holding Company Limited, No. 3399 Chaoyang North Street, Baoding 071051, People’s Republic of China, Attention: Yiyu Wang; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13                                  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14                                  Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or federal court in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Company has appointed Yingli Green Energy Americas, Inc., 489 5th Avenue, 9th Floor, New York, New York 10017, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

15                                  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16                                  All amounts payable to the Underwriters hereunder shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings, unless such deduction or withholding is required by applicable law, in which case the Company shall pay additional amounts so that the person entitled to such payments will receive the amount that would have been received but for such deduction or withholding; provided, however, that no such additional amounts shall be paid by the Company in respect of taxes, levies, imposts, duties or charges imposed on (i) the net income of an Underwriter, (ii) an Underwriter (or amounts payable to such Underwriter), by reason of a present or former connection between such Underwriter and the applicable jurisdiction imposing such taxes, levies, imposts, duties or charges (other than a connection arising solely as a result of entering into this Agreement or receiving any payments hereunder) or (iii) an Underwriter (or amounts payable to such Underwriter), as a result of any failure by such Underwriter to provide any form or certificate pursuant to a timely reasonable request in writing by the Company addressed to such Underwriter and that such Underwriter is legally able to provide that, if such form or certificate had been provided, would have reduced or eliminated such taxes, levies, imposts, duties or charges.

17                                  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18                                  The Company acknowledges and agrees that (i) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19                                  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering contemplated hereby that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

20           This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

21           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

22           Each of the Company and the Underwriters irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

24           Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. Federal and State income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Yingli Green Energy Holding Company Limited

By:
Name:
Title:

[Signature Page — Underwriting Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters

Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Underwriting Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters

Goldman Sachs (Asia) L.L.C.

By:
Name:
Title:

[Signature Page — Underwriting Agreement]

Accepted as of the date hereof as one of the Underwriters

HSBC Securities (USA) Inc.

By:
Name:
Title:

[Signature Page — Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Deutsche Bank Securities Inc.	[•]	[•]
Goldman Sachs (Asia) L.L.C.	[•]	[•]
HSBC Securities (USA) Inc.	[•]	[•]
Total	25,000,000	3,750,000

SCH I

SCHEDULE II

(a)                                 Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: NONE.

(b)                                 Other Information Included in the Pricing Disclosure Package:

Public Offering Price	US$[•] per ADS

SCH II

SCHEDULE III

1.                                  List of all necessary written consents, confirmations and/or waivers from the banks in connection with actual or potential breaches by the Company as of the date hereof of certain financial covenants in loan agreements:

(a)                                 The waiver letter obtained from a PRC commercial bank by Yingli China for the loan with the amount of USD20 million due on August 24, 2014;

(b)                                 The waiver letter obtained from a PRC commercial bank by Yingli Hengshui for the loan with the amount of USD50 million due on October 11, 2019; and

(c)                                  The waiver letters obtained from two PRC commercial banks by Yingli China for the loan with the amount of RMB1,162 million due on May 22, 2016.

2.                                  List of loan agreements, leases or other agreement or instrument outstanding to which the Company is a party or by which the Company may be bound whereby a failure to obtain a similar written consent would lead to an event of default under such agreement or instrument or trigger any prepayment, cross default or any other obligations on the Company under the terms of the relevant agreement or instrument:

None.

SCH III

ANNEX I

FORM OF COMFORT LETTER

Pursuant to Section 7(j) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriter to the effect that:

[Attached Separately]

ANNEX I 1

ANNEX II

FORM OF OFFICER’S CERTIFICATE

I, Yiyu Wang, Chief Financial Officer of Yingli Green Energy Holding Company Limited, a company incorporated in the Cayman Islands (the “Company”), pursuant to Section 7(j) of the Underwriting Agreement, dated [•], 2014 (the “Underwriting Agreement”), among the Company and Deutsche Bank Securities Inc. and Goldman Sachs (Asia) L.L.C. as the Representatives of the several underwriters named in Schedule I attached thereof, and HSBC Securities (USA) Inc., as one of the several underwriters named in Schedule I attached thereof, hereby certify that I am familiar with the accounting, operations, records systems and internal controls of the Company, I have participated in the preparation of the Registration Statement, I have reviewed the disclosure in the Registration Statement, and I have performed the following procedures on the financial and operating information and data identified and circled by you in the Pricing Prospectus Supplement attached hereto as Annex A, and the Final Prospectus Supplement attached hereto as Annex B, as applicable.

I further certify each of the circled financial and operating information and data in the attached annexes is true and accurate:

(A)                               Compared the amount or percentage, or recalculated the amount and/or percentage, from the corresponding information in the Company’s general ledger to the corresponding amount or percentage in an analysis prepared by the Company’s accounting personnel and found them to be in agreement;

(B)                               Confirmed the accuracy of certain operating data and other data circled by you in Annex A and Annex B based on corresponding data and other records maintained by the Company;

(C)                               Recalculated the US dollar amount based on the corresponding RMB amount and the rate of RMB6.0537 to $1.00 as specified in the Form 20-F dated as of April 11, 2014 incorporated by reference in the Registration Statement and found them to be in agreement; and

(D)                               Recalculated the US dollar amount based on the corresponding RMB amount and the rate of RMB6.0537 to $1.00 as specified in the Pricing Prospectus Supplement and the Final Prospectus Supplement and found them to be in agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement.

ANNEX II 1

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated as of                                       .

By:
Name: Yiyu Wang
Title: Chief Financial Officer

ANNEX II 2

ANNEX III

PARTIES TO EXECUTE LOCK-UP AGREEMENT

Yingli Power Holding Company Limited

and

directors and executive officers as set forth below:

1.              Liansheng Miao

2.              Zongwei Li

3.              Xiangdong Wang

4.              Iain Ferguson Bruce

5.              Ming Huang

6.              Zheng Xue

7.              Junmin Liu

8.              Dengyuan Song

9.              Yiyu Wang

10.       Jingfeng Xiong

11.       Zhiheng Zhao

12.       Xiaoqiang Zheng

ANNEX III 1

ANNEX IV

FORMS OF LOCK-UP AGREEMENT

Yingli Green Energy Holding Company Limited

Lock-Up Agreement

[•], 2014

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

United States

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

for themselves and as the Representatives of the several underwriters named in Schedule I to the Underwriting Agreement referred below

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

United States

as one of the several underwriters named in Schedule I to the Underwriting Agreement referred below

Re:  Yingli Green Energy Holding Company Limited

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. and Goldman Sachs (Asia) L.L.C., as the representatives of the several underwriters named in Schedule I to the Underwriting Agreement referred below (the “Underwriters”), and HSBC Securities (USA) Inc.,  as one of the Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Yingli Green Energy Holding Company Limited, a company incorporated in the Cayman Islands (the “Company”), providing for a public offering (the “Public Offering”) of American Depositary Shares (“ADSs”) representing ordinary shares of the Company, par value US$0.01 per share, pursuant to a Registration Statement on Form F-3 (File No. 333-191031) filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, during the period beginning from the date of the final Prospectus covering the Public Offering and continuing to and including the date 90 days after the date of such final Prospectus (the “Lock-Up Period”), the undersigned will not, without prior written consent of the Representatives, offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise

ANNEX IV 2

dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests): (A) any ADSs or ordinary shares or any securities of the Company that are substantially similar to the ADSs or ordinary shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or ordinary shares or any such substantially similar securities; and (B) any ordinary shares of the Company’s Subsidiaries or controlled affiliates or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive such ordinary shares or such depositary shares or depositary receipts or any such substantially similar securities, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC, except that the foregoing restrictions shall not apply to (x) a bona fide gift by an individual to a donee, provided that such donee agrees to be bound in writing by the same restrictions set forth herein or (y) a sale or transfer by an entity to an affiliate or another entity whose owners, beneficiaries or limited partners, as the case may be, are drawn solely from a group consisting of the undersigned and immediate family members of the undersigned, provided that such sale or transfer is not a disposition for value and that such transferee agrees to be bound in writing by the same restrictions set forth herein; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waives, in writing, such extension.  The undersigned understands that the Company will provide the Representatives and the undersigned with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall terminate upon the expiration of the Lock-Up Period or in the event that there is no delivery of, and payment for, the ADSs pursuant to the underwriting agreement, upon three days’ prior written notice of such non-delivery and non-payment given by the undersigned to you.

Very truly yours,

ANNEX IV 3

Exhibit A

Form of the Company’s U.S. Counsel Opinion

[Attached Separately]

Exhibit A 1

Exhibit B

Form of the Company’s PRC Counsel Opinion

[Attached Separately]

Exhibit B 1

Exhibit C

Form of the Company’s Cayman Islands and BVI Counsel Opinion

[Attached Separately]

Exhibit C 1

Exhibit D

Form of the Company’s Hong Kong Counsel Opinion

[Attached Separately]

Exhibit D 1

Exhibit E

Form of Depositary Counsel Opinion

[Attached Separately]

Exhibit E 1

Exhibit F

Form of the Company’s German Counsel Opinion

[Attached Separately]

Exhibit F 1

Exhibit G

Form of the Company’s Delaware Counsel Opinion

[Attached Separately]

Exhibit G 1